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                                                                   EXHIBIT 23(a)

                   CONSENT OF INDEPENDENT CHARTERED ACCOUNTANT


         We have issued our report dated March 8, 2002 accompanying the consolidated financial statements of Intertape Polymer Group Inc. appearing in the Annual Report on Form 40-F for the year ended December 31, 2001. We consent to the incorporation by reference in the Registration Statement of Intertape Polymer Group Inc. on Form S-8 of the aforementioned report and to the use of our name as it appears in the Registration Statement.



/s/ Raymond Chabot Grant Thornton

Chartered Accountants

Montreal, Quebec, Canada
August 9, 2002